UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Amendment No. 1)

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to Section 240.14a-12

REED’s, INC.

(Name of Registrant as Specified in its Charter)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 16, 2019

I.	SUMMARY OF SUPPLEMENT

This proxy statement supplement (“Supplement”) should be read together with the definitive proxy statement (the “Proxy Statement”) of Reed’s, Inc., a Delaware corporation (“Reed’s” or the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2019 in connection with the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. Eastern time, on Monday, December 16, 2019 at 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851.

The purpose of this filing is to (i) update the biographies of John Bello, our Chairman and Interim Chief Executive Officer, a director nominee and Daniel J. Doherty III, also a director nominee (ii) submit revised beneficial ownership table to correct for a typographical error in the summation and percentage of shares beneficially held by all officers and directors, (iii) supplement information in the Proxy Statement relating to Proposal No. 2: Approval of the Second Amended and Restated Reed’s Inc. 2017 Incentive Compensation Plan (“Proposal No. 2”) and (iv) supplement information in the Proxy Statement relating to “Proposal No. 3” - Approval of an amendment to amend Reed’s certificate of incorporation to increase the authorized shares of common stock from 70,000,000 to 100,000,000 (“Proposal No. 3”).

IMMEDIATE ACTION IS REQUIRED: if you are a beneficial stockholder and you wish to vote “for,” “against” or “abstain” in regard to Proposal No. 3 to amend Reed’s certificate of incorporation to increase the authorized shares of common stock from 70,000,000 to 100,000,000, and your broker is an NYSE member that participates in discretionary voting, you must provide your broker with such an instruction no later than your broker’s close of business on Friday December 6, 2019. Otherwise, your broker may vote in its discretion on this proposal.

II.	UPDATES TO BIOGRAPHIES

John Bello’s biography appearing on pages 9 and 19 of the Proxy Statement is superseded and replaced with the following:

John Bello is Reed’s Board Chairman and sales and marketing expert. Since 2001, Mr. Bello has been the Managing Director of JoNa Ventures, a family venture fund. From 2004 to 2012 Mr. Bello also served as Principal and General Partner at Sherbrooke Capital, a venture capital group dedicated to investing in leading, early stage health and wellness companies. Mr. Bello is the founder and former CEO of South Beach Beverage Company, the maker of nutritionally enhanced teas and juices marketed under the brand name SoBe. The company was sold to PepsiCo in 2001 for $370 million and in the same year Ernst and Young named Mr. Bello National Entrepreneur of the Year in the consumer products category for his work with SoBe. Before founding SoBe, Mr. Bello spent fourteen years at National Football League Properties, the marketing arm of the NFL and served as its President from 1986 to 1993. As the President, Mr. Bello has been credited for building NFL Properties into a sports marketing leader and creating the model by which every major sports league now operates.

Prior to working for the NFL, Mr. Bello served in marketing and strategic planning capacities at the Pepsi Cola Division of PepsiCo Inc. and in product management roles for General Foods Corporation on the Sanka and Maxwell House brands. As a board chair, Mr. Bello has also worked with IZZE in brand building, marketing and strategic planning capacities. That brand was also sold to PepsiCo.

Mr. Bello earned his BA from Tufts University, cum laude, and received his MBA from the Tuck School of business at Dartmouth College as an Edward Tuck Scholar. Mr. Bello is extensively involved in non-profit work and currently serves as a Tufts University Trustee Emeritus and advisory board member (athletics) and the Veteran Heritage Project in Scottsdale, Arizona. Mr. Bello also serves on the board of Rockford Fosgate, a seller of OEM audio equipment, and is executive director of Eye Therapies which has licensed its technology to Bausch and Lomb, who markets a redness reduction eye drop under the Lumify brand name.

Daniel J. Doherty III’s biography appearing on pages 10 and 20 of the Proxy Statement is superseded and replaced with the following:

Daniel J. Doherty III, Director Daniel was appointed by the Board on January 10, 2018 to serve as a director, filling a vacancy. Mr. Doherty has been a principal of Eastern Real Estate, a real estate investment and development company, since July 2001. He is also a principal of Raptor/ Harbor Reeds, SPV, LLC (“Raptor”), the company’s largest stockholder, which beneficially owns approximately 14% of the company’s outstanding equity securities, calculated pursuant to Rule 13d-3. Mr. Doherty has joint voting and dispositive control of the equity securities held by Raptor with another of its principals. See “Certain Relationships and Related Transactions” beginning on page 17.

III.	CORRECTION TO OWNERSHIP TABLE

The beneficial ownership table set forth on page 25 of the Proxy Statement is superseded and replaced with the following table:

Named Beneficial Owner	Number of Shares	Percentage of Shares
Directors and Named Executive Officers	Beneficially Owned	Beneficially Owned (1)
John Bello (2)	3,135,005	6.6%
Daniel J. Doherty III (3)	7,899,314	14.9%
Christopher J. Reed (4)	1,515,990	3.2%
Neal Cohane (5)	323,308	0.7%
Norm Snyder	250,000	0.5%
Lewis Jaffe (6)	197,091	0.4%
James C. Bass (7)	151,292	0.3%
Scott R. Grossman (8)	123,119	0.3%
Iris Snyder (9)	127,429	0.3%
Louis Imbrogno (10)	39,067	0.1%
Directors and Named Executive Officers (10 persons)	13,761,615	27.3%
5% of greater stockholders
Raptor/Harbor Reed SPV LLC (11)	7,879,314	14.9%
Handelsbanken Asset Management	3,375,000	7.1%
Polar Asset Management Partners Inc.	3,065,917	6.4%
Union Square Park Partners	3,024,284	6.4%

(1) Based on 47,545,207 shares outstanding as of November 4, 2019
(2) Includes 183,201 shares issuable upon exercise of currently-exercisable options
(3) Mr. Doherty has joint voting and dispositive control of the equity securities held by Raptor with another of its principals
(4) Christopher J. Reed, director and Chief Innovation Officer, and Judy Holloway Reed, are husband and wife and share beneficial ownership of these shares. Mr. Reed is a Named Executive Officer. Ms. Reed is not a Named Executive Officer. Includes 40,000 shares issuable upon exercise of currently-exercisable options
(5) Includes 122,031 shares issuable upon exercise of currently-exercisable options
(6) Includes 30,000 shares issuable upon exercise of currently-exercisable options
(7) Includes 30,000 shares issuable upon exercise of currently-exercisable options
(8) Includes 30,000 shares issuable upon exercise of currently-exercisable options
(9) Includes 85,763 shares issuable upon exercise of currently-exercisable options
(10) Includes 9,900 shares issuable upon exercise of currently-exercisable options
(11) Principal address is 280 Congress Street, 12th Floor Boston, Massachusetts 02210. Includes 3,143,333 shares of common stock issuable upon exercise of currently-exercisable warrants. Also includes 2,266,667 shares of common stock issuable upon conversion of the Convertible Non-Redeemable Secured Promissory Note in the original principal amount of $3,400,000.

IV.	SUPPLEMENT TO PROPOSAL NO. 2

Proposal No. 2: Approval of the Second Amended and Restated Reed’s Inc. 2017 Incentive Compensation Plan, is supplemented as follows:

As of the date of this Supplement, Reed’s has five executive officers, five non-executive directors, 24 non-executive officer employees and 4 consultants eligible to participate in the Plan.

Norman Snyder, Reed’s new Chief Operating Officer, will be eligible to receive an initial equity award of 446,000 stock options pursuant to the Plan at the end of fiscal year 2019.

Thomas J. Spisak, the newly appointed Chief Financial Officer, will be eligible to receive a grant of 150,000 restricted stock awards and 150,000 stock options pursuant to the Plan in the first quarter of 2020.

Reed’s expects to grant awards under the Plan to the company’s Interim Chief Executive Officer and permanent Chief Executive Officer, employees and consultants in the future.

Based on the closing price per share on the Nasdaq Capital Market, the fair market value of one share of common stock of Reed’s on November 15, 2019 was $0.7400 and, on December 4, 2019, was $0.7619.

The benefits or amounts that will be received by or allocated to each of the eligible groups under the Plan are not determinable, except to the extent described above with respect to number of shares underlying future grants to Norman Snyder and Thomas J. Spisak.

V.	SUPPLEMENT TO PROPOSAL NO. 3

Proposal No. 3: Approval of an amendment to amend Reed’s certificate of incorporation to increase the authorized shares of common stock from 70,000,000 to 100,000,000, is supplemented as follows:

Reed’s securities counsel identified Proposal No. 3 as “non-routine” pursuant to NYSE Rule 452(11) because increasing the number of authorized shares of common stock will effectively alter the proportionate voting power of common stock upon issuance without requiring shareholder approval for the issuance of the added shares.

However, Broadridge subsequently advised Reed’s that they intend to treat Proposal No. 3 as a “routine” matter and, as such, any NYSE member broker who has received no instructions from its clients and participates in discretionary voting will have discretion to vote its clients’ uninstructed shares on Proposal No. 3. For that reason, if you are a beneficial holder and you wish to vote “for,” “against” or “abstain” from this proposal and your broker is an NYSE member that participates in discretionary voting, you will have to provide your broker with such an instruction no later than your broker’s close of business on Friday December 6, 2019. Otherwise, your broker may vote in its discretion on this proposal.

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This Supplement is being filed with the SEC and is being made available to stockholders on or about December 5, 2019. Only stockholders of record at the close of business on November 4, 2019 are entitled to receive notice of and to vote at the Annual Meeting.

This Supplement should be read in conjunction with the Proxy Statement. Except as set forth herein, all information set forth in the Proxy Statement remains unchanged. In addition, except as specifically indicated herein, this Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.